Exhibit 5.2

Davis Polk & Wardwell London llp The Whittington Building 4A Frederick’s Place London EC2R 8AB davispolk.com

March 4, 2026

Diageo Capital plc
11 Lochside Place
Edinburgh EH12 9HA
Scotland

Diageo Investment Corporation
175 Greenwich Street
3 World Trade Center
New York, NY 10007
United States

Diageo plc
16 Great Marlborough Street
London W1F 7HS
United Kingdom

Ladies and Gentlemen:

Diageo Investment Corporation, a corporation organized under the laws of the State of Delaware (“Diageo Investment”), Diageo Capital plc, a public limited company incorporated under the laws of Scotland (“Diageo Capital”) and Diageo plc, a public limited company incorporated under the laws of England and Wales (“Diageo”) are filing with the Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) the guaranteed debt securities of Diageo Investment, the guaranteed debt securities of Diageo Capital (collectively the “Guaranteed Debt Securities”) and the debt securities of Diageo (collectively with the Guaranteed Debt Securities, the “Debt Securities”), which (i) in the case of the Guaranteed Debt Securities issued by Diageo Investment may be fully and unconditionally guaranteed by Diageo, and which may be issued pursuant to an indenture, dated as of June 1, 1999, among Diageo Investment, Diageo and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Diageo Investment Debt Indenture”) and (ii) in the case of the Guaranteed Debt Securities issued by Diageo Capital may be fully and unconditionally guaranteed by Diageo, and which may be issued pursuant to an indenture, dated as of August 3, 1998, among Diageo Capital, Diageo and the Trustee (the “Diageo Capital Debt Indenture,” and together with the Diageo Investment Debt Indenture, the “Guaranteed Indentures”)) and (iii) in the case of debt securities issued by Diageo may be issued pursuant to an indenture to be entered into between Diageo and the Trustee (the “Diageo Debt Indenture,” and together with the Guaranteed Indentures, the “Indentures”); (b) guarantees by Diageo (the “Guarantees”) of the Guaranteed Debt Securities, to be issued under the Guaranteed Indentures; (c) warrants of Diageo (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between Diageo and the warrant agent to be named therein (the “Warrant Agent”) for the purchase of debt securities ( the “Debt Warrants”), preference shares or ordinary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing; (d) purchase contracts issued by Diageo (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between Diageo and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (e) units (the “Units”) consisting of one or more purchase contracts, warrants, debt securities, preference shares, ordinary shares or any combination of such securities which may be issued by Diageo “, which may be issued under one or more unit agreements to be entered into among Diageo, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”; (f) preference shares (the “Preference Shares”) of Diageo; (g) ordinary shares, nominal value 28 101/108 pence per share, (the “Ordinary Shares”) of Diageo; and (h) American depositary shares which may be issued by Diageo each representing four ordinary shares of Diageo (the “ADSs”), which may be issued under the depositary agreement dated February 14, 2013 among Diageo, Citibank N.A., as depositary (the “Depositary”) and owners and beneficial owners of Diageo’s American depositary receipts (the “Depositary Agreement”).

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York, USA and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.
Davis Polk includes Davis Polk & Wardwell LLP and its associated entities

We, as your special United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of Diageo Investment, Diageo Capital and Diageo, as applicable, that we reviewed were and are accurate and (vii) all representations made by Diageo Investment, Diageo Capital and Diageo, as applicable, as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	Assuming that the Indentures and any supplemental indenture that has been or will be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, Diageo Investment, Diageo Capital and Diageo, as applicable; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the applicable Indenture and any supplemental indenture; and such Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any supplemental indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of Diageo Investment, Diageo Capital and Diageo, as applicable and each of the related Guarantees will constitute valid and binding obligations of Diageo, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law or the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

2.	When the Warrant Agreement to be entered into in connection with the issuance of any Debt Warrants has been duly authorized, executed and delivered by the Warrant Agent and Diageo; the specific terms of the Debt Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Debt Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Debt Warrants will constitute valid and binding obligations of Diageo, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

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3.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and Diageo; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of Diageo, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

4.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and Diageo; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of Diageo, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of Diageo Investment, Diageo Capital and Diageo, as applicable, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of Diageo Capital and Diageo are, and shall remain, validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, to the extent applicable; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures, the Debt Securities, the Warrant Agreement, the Purchase Contract Agreement, the Unit Agreement and the Guarantees (collectively, the “Documents”) are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of Diageo Investment, Diageo Capital and Diageo); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security.  We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by Diageo Investment, Diageo Capital and Diageo, as applicable, of any such security (a) are within Diageo Capital or Diageo’s corporate powers, as applicable, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of Diageo Capital or Diageo, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon Diageo Investment, Diageo Capital and Diageo, as applicable, and (ii) any Warrant Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States, except that we express no opinion as to (i) any law, rule or regulation that is applicable to Diageo Investment, Diageo Capital or Diageo, the Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as the foregoing opinion involves matters governed by the laws of England and Wales, we have relied on the English law opinion of Slaughter and May, English law counsel to Diageo, filed by Diageo Investment, Diageo Capital and Diageo with the Commission on the date hereof as exhibit 5.1 to the Registration Statement, and our opinion is subject to the qualifications, assumptions and limitations set forth therein. Insofar as the foregoing opinion involves matters governed by the laws of Scotland, we have relied on the Scottish law opinion of Morton Fraser MacRoberts LLP, Scottish law counsel to Diageo Capital, filed by Diageo Investment, Diageo Capital and Diageo with the Commission on the date hereof as exhibit 5.3 to the Registration Statement, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell London LLP

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